AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 18, 2000

                                               REGISTRATION NO. 333-



                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM S-8
                     REGISTRATION STATEMENT UNDER
                      THE SECURITIES ACT OF 1933


                     SOUND SOURCE INTERACTIVE, INC.
           (Exact Name of Registrant as Specified in its Charter)


           DELAWARE                                 95-4264046
        ---------------                          -------------
 (State or Other Jurisdiction of       (I.R.S. Employer Identification Number)
  Employer Incorporation
      or Organization)

                           26115 MUREAU ROAD, SUITE B
                       CALABASAS, CALIFORNIA 91302-3126
                      ---------------------------------
                   (Address of Principal Executive Offices)


                           SOUND SOURCE INTERACTIVE, INC.
                            1999 DIRECTOR STOCK PLAN
                             (Full Title of the Plan)


                                  JEFFREY COURT
                          SOUND SOURCE INTERACTIVE, INC.
                           26115 MUREAU ROAD, SUITE B
                         CALABASAS, CALIFORNIA 91302-3126
                                  (818) 878-0505
              (Name, Address and Telephone Number of Agent for Service)

                     CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------
Title of        Amount to be     Proposed Maximum   Proposed        Amount
shares to be    Registered       Offering Price     Maximum           of
Registered                        Per Share (1)     Aggregate     Registration
                                                   Offering Price     Fee
------------------------------------------------------------------------------
Common Stock     1,000,000 Shares   $.48           $480,000      $126.72
(par value $.001)
including Common
Stock Options

(1) Represents the maximum number of shares of Common Stock available for issuance under the Plan.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the closing sale price of the Common Stock as reported by the NASDAQ SmallCap Market on October 16, 2000.



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                                  PART I

           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information  *

Item 2.     Registrant Information and Plan Annual Information  *


   Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.


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                                    PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference into this registration statement:

     (1) Our annual report on Form 10-KSB for the fiscal year ended June 30,2000, as filed with the Securities and Exchange Commission (the "SEC")on October 13,2000;

     (2) Our current report on Form 8-K, as filed with the SEC on September 15,2000; and

     (3) The description of the Company's Common Stock contained in the Company's registration statement on Form 8-A filed with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

     Any statement contained in an incorporated document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


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Item 4. DESCRIPTION OF SECURITIES.

     The securities to be offered are registered under Section 12(b) of the Exchange Act.

Item 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

   Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Certificate of Incorporation provides that a director of the Company, to the maximum extent now or hereafter permitted by Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware GCL"), will have no personal liability to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 102(b)(7) of the Delaware GCL currently provides that directors of corporations that have adopted such a provision will not be so liable, except (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) as provided under Section 174 of the Delaware GCL for the payment of certain unlawful dividends and the making of certain stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit. This provision would absolve directors of personal liability for negligence in the performance of their duties, including gross negligence. It would not permit a director to be exculpated, however, for liability for actions involving conflicts of interest or breaches of the traditional "duty of loyalty" to the Company and its stockholders, and it would not affect the availability of injunctive or other equitable relief as a remedy.

     The Company's Bylaws generally require the Company to indemnify and advance expenses to its directors, officers, employees and other agents to the fullest extent permitted by Delaware law. The Company also has entered into indemnification agreements with each of its existing directors, and plans to enter into indemnification agreements with directors appointed in the future, whereby the Company will indemnify each such person against certain claims arising out of certain past, present or future acts, omissions or breaches of duty committed by an indemnitee while serving as a Company director. Such indemnification does not apply to acts or omissions which are knowingly fraudulent, deliberately dishonest or arise from willful misconduct. Indemnification will only be provided to the extent that the indemnitee has not already received payments in respect of a claim from the Company or from an insurance company. Under certain circumstances, such indemnification (including reimbursement of expenses incurred) will be allowed for liability arising under the Securities Act.

     The Company has purchased a director's and officers' liability policy insuring directors and officers of the Company.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

Item 8. EXHIBITS.

     Reference is made to the Exhibit Index.


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Item 9. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



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                               SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Calabasas, California on October 17, 2000.


                                   SOUND SOURCE INTERACTIVE, INC.



                                   By:   /s/ Vincent J. Bitetti
                                       ------------------------------
                                        Vincent J. Bitetti
                                        Chairman of the Board and
                                        Chief Executive Officer



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                         POWER OF ATTORNEY

   Each person whose signature appears below constitutes and appoints Vincent
J. Bitetti and/or Jeffrey Court its true and lawful attorney-in-fact and agent, acting alone, with full powers of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, any amendments thereto and any Registration Statement for the same offering which is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities indicated, on October 17, 2000.



SIGNATURE                      TITLE
   ---------                      -----
                              Chairman and
/s/ Vincent J. Bitetti    Chief Executive Officer
------------------------ (principal executive officer)
    Vincent J. Bitetti

                          Vice President of Finance
/s/ Jeffrey Court         and Acting Chief Financial Officer
-------------------------  (principal financial and
Jeffrey Court                accounting officer)


/s/ Richard Azevedo          Director
--------------------
    Richard Azevedo

/s/Mark A. James             Director
---------------------
   Mark A. James


/s/ Samuel L. Poole          Director
----------------------
    Samuel L. Poole


/s/ John T. Wholihan         Director
----------------------
    John T. Wholihan




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                                EXHIBIT INDEX

Exhibit
Number            Description
-------           -----------

 4.1              Sound Source Interactive, Inc. 1999 Director Stock Plan.
                  Incorporated by reference to Exhibit A to the Registrant's Proxy Statement on Schedule 14A filed with the Commission on November 22, 1999.

 5.1 Opinion (including consent) of Swidler Berlin Shereff Friedman, LLP. Filed herewith.

23.1              Consent of Deloitte & Touche LLP. Filed herewith.

               23.2           Consent of BDO Seidman, LLP.  Filed herewith.